UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

July 16, 2009
Date of Report (Date of earliest event reported)

THE BLACK & DECKER CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-01553	52-0248090
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 East Joppa Road
Towson, Maryland	21286
(Address of principal executive offices)	(Zip Code)

(410) 716-3900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

In 2005, the Board of Directors amended The Black & Decker Supplemental Executive Retirement Plan (“SERP”) to allow existing participants to elect to receive their benefits under the SERP in five equal annual installments if the participant begins receiving benefits before his or her 65th birthday or in the form of a lump sum payment if the participant begins receiving benefits after his or her 65th birthday.  On July 16, 2009, the Board of Directors approved an amendment to the SERP allowing newly designated participants in the SERP to elect this accelerated payment method.  Lump sum payments under the SERP are calculated as an actuarial equivalent based upon a 4.5% discount rate and, for mortality, the 1994 Group Annuity Reserving Table.

The Board of Directors also designated Stephen F. Reeves, Senior Vice President and Chief Financial Officer, a participant in the SERP.  The following table reflects the number of years of credited service and the present value of the accumulated benefit under the SERP, The Black & Decker Supplemental Pension Plan, and the tax-qualified plan for Mr. Reeves as of December 31, 2008:

Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit
SERP	13.58	$1,343,677
Supplemental Pension Plan		302,815
Pension Plan		176,339
Total		$1,822,831

The amount of the present value of accumulated benefit shown above was calculated using the following assumptions:

•	Mr. Reeves’ continued employment at his current compensation until his normal retirement date at age 60;
•	a 6.75% discount rate;
•	no mortality is assumed before retirement, and the RP2000 Combined Healthy table is used after retirement; and
•	the payment of benefits under the SERP and the Supplemental Pension Plan in five equal annual installments.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 99	The Black & Decker Supplemental Executive Retirement Plan, as amended and restated.

THE BLACK & DECKER CORPORATION

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BLACK & DECKER CORPORATION

By:	/s/ CHARLES E. FENTON
Charles E. Fenton
Senior Vice President and General Counsel

Date: July 20, 2009